Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Media contacts:	Investor contact:
Andrew Siegel/Jonathan Keehner	Timothy A. Bonang, Vice President, Investor Relations,
Joele Frank	(617) 796-8222
(212) 355-4449	www.cwhreit.com

Arbitration Panel Declares Corvex/Related Consent Solicitation Invalid

Newton, MA (November 18, 2013): CommonWealth REIT (NYSE: CWH) today announced that the Arbitration Panel ruled that the purported consent solicitation to remove the CWH Board of Trustees conducted earlier this year by Corvex Management LP and Related Fund Management, LLC (“Corvex/Related”) “was not properly conducted and cannot be validated”.

Adam Portnoy, a Managing Trustee and President of CWH, issued the following statement:

“The Board of Trustees and I are pleased that the Arbitration Panel has found the consent solicitation undertaken earlier this year by Corvex/Related to be invalid.”

“We remain focused on executing CommonWealth’s strategic plan to reposition its portfolio into high value office properties located in urban and downtown locations and to sell non-core suburban properties. The Company has also recently announced changes to its business management agreement with its manager, which are intended to further align management’s financial incentives with returns realized by CommonWealth’s shareholders, as well as several governance enhancements, including an intention to increase the size of its Board so that Independent Trustees represent at least 75% of total Trustees.”

“In the event Corvex/Related decide to undertake a proper consent solicitation in the future, we are confident that shareholders will support the Board, which has been acting in the long term interests of shareholders.“

The Arbitration Panel was conducted under the auspices of the American Arbitration Association and was chaired by Attorney Henry J. Silberberg of Beverly Hills, CA. CWH will file a copy of the Panel’s ruling with the Securities and Exchange Commission.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States. CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S AND MR. PORTNOY’S PRESENT BELIEFS AND EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THEIR CONTROL. FOR EXAMPLE, THIS PRESS RELEASE STATES THAT COMMONWEALTH HAS RECENTLY ANNOUNCED GOVERNANCE ENHANCEMENTS.  SOME OR ALL OF THESE ANNOUNCED ENHANCEMENTS MAY BE DELAYED.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE OR THEIR IMPLICATIONS.

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